Exhibit 99.2

To the Holders of Reflect Systems, Inc. Capital Stock

To vote in the Reflect Systems, Inc. special meeting, please mark, sign and date your proxy card and either (i) return it in the postage-paid envelope we have provided or otherwise return it to Matt Schmitt, President, Reflect Systems, Inc., 2221 Lakeside Blvd #1200, Richardson, Texas 75082 or (ii) return it via PDF to Matt Schmitt at mchmitt@reflectsystems.com, which must be sent from the email address that is reflected in the Reflect Systems, Inc. register of stockholders for such stockholder.

MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. APPROVAL OF THE MERGER PROPOSAL. To approve the Merger Agreement, dated as of November 12, 2021, by and among Creative Realities, Inc., Reflect Systems, Inc., CRI Acquisition Corporation, and RSI Exit Corporation, and the merger, pursuant to which CRI Acquisition Corporation will merge with and into Reflect Systems, Inc., with Reflect Systems, Inc. surviving as a wholly owned subsidiary of Creative Realities, Inc., all on and subject to the terms and conditions contained therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. APPROVAL OF THE FIRST REFLECT CHARTER AMENDMENT PROPOSAL. To approve the Reflect Certificate of Incorporation Amendment to provide that the Merger Consideration payable to the holders of each series of Reflect preferred stock under the Merger Agreement would fully, sufficiently and finally satisfy the preferred liquidation preference of each such series of preferred stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. APPROVAL OF THE SECOND REFLECT CHARTER AMENDMENT PROPOSAL. To approve the Reflect Certificate of Incorporation Amendment to provide that the Merger Consideration payable to the holders of each series of Reflect preferred stock under the Merger Agreement would be subject to any and all escrows established under the Merger Agreement and related escrow agreements.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. APPROVAL OF THE REFLECT ADJOURNMENT PROPOSAL. To approve the adjournment of the Reflect Systems, Inc. special meeting to a later date or dates, if the board of directors of Reflect Systems, Inc. determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the Reflect Systems, Inc. special meeting to constitute a quorum or to approve the first three proposals listed above.

☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE: There will be no other business conducted at the Meeting.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: If you have questions about the merger or the special meeting, need additional copies of the joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact Lee Summers, Reflect Systems, Inc.’s Chief Executive Officer, at the following address or by calling the following telephone number:

Address:	Reflect Systems, Inc.

2221 Lakeside Blvd #1200,

Richardson, Texas 75082

Phone Number: (214)-413-3200

Special Meeting of Stockholders

January 28, 2022: 9:00 a.m. Central Time

This proxy is solicited by the Board of Directors

The undersigned holder(s) of Reflect Systems, Inc. capital stock hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, and hereby appoints William Warren, Lee Summers and Robert Sanders and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to attend and act as proxies of the undersigned at the Special Meeting of Stockholders of Reflect Systems, Inc. to be held at the corporate headquarters of Reflect Systems, Inc. at 2221 Lakeside Blvd #1200, Richardson, Texas 75082, on Friday, January 28, 2022 at 9:00 a.m., Central Time, and any and all adjournments thereof, and to vote as specified herein the number of shares of capital stock (including each class and series) that the undersigned, if personally present, would be entitled to vote, with the same force and effect as the undersigned might or could do if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the board of directors of Reflect Systems, Inc.

THE BOARD OF DIRECTORS OF REFLECT SYSTEMS, INC. UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4: (1) THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER CONTEMPLATED THEREIN, (2) THE APPROVAL OF THE FIRST REFLECT CHARTER AMENDMENT PROPOSAL, (3) THE APPROVAL OF THE SECOND REFLECT CHARTER AMENDMENT PROPOSAL AND (4) THE APPROVAL OF THE ADJOURNMENT OF THE REFLECT SYSTEMS, INC. SPECIAL MEETING TO A LATER DATE OR DATES, IF THE BOARD OF DIRECTORS OF REFLECT SYSTEMS, INC. DETERMINES IT IS NECESSARY, AMONG OTHER THINGS, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO CONSTITUTE A QUORUM OR APPROVE THE FIRST, SECOND AND/OR THIRDPROPOSAL LISTED ABOVE.

Continued and to be signed on reverse side